As filed with the Securities and Exchange Commission on February 15, 2001

                                     Registration No. 333-



                 SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              FORM S-8
                       REGISTRATION STATEMENT
                                Under
                     The Securities Act of 1933

                    CORGENIX MEDICAL CORPORATION
       (Exact name of registrant as specified in its charter)

             Nevada                            93-1223466
 (State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)          Identification Number)


                         12061 Tejon Street
                     Westminster, Colorado 80234
                           (303) 457-4345
(Address,   including zip code,  and telephone  number,  including area code, of registrant's principal executive offices)

                     Employee Stock Purchase Plan
                       Stock Compensation Plan
                      1999 Incentive Stock Plan
                        (Full title of plan)



     Douglass T. Simpson                       With a copy to:
          President                       Lester R. Woodward, Esq.
     12061 Tejon Street                   Davis Graham & Stubbs LLP
 Westminster, Colorado 80234             1550 17th Street, Suite 500
       (303) 457-4345                      Denver, Colorado  80202

      (Name, address, including zip code, and telephone number, including area code, of agent for service)





                   CALCULATION OF REGISTRATION FEE
==================================================================

                               Proposed         Proposed
  Title of      Amount to be   maximum           maximum           Amount of
each class of    registered  offering price  aggregate offering  registration
securities to be              per share(1)       price(1)            fee
  registered

------------------------------------------------------------------
------------------------------------------------------------------

Common Stock   1,250,000 shares $0.175          $218,750              $55
($.001 par value)
==================================================================

(1)Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the bid and asked price of the Company's Common Stock on February 12, 2001 as reported on the OTC Bulletin Board(R).

                               PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    Incorporation of Documents by Reference.

      The following documents filed or to be filed by Corgenix Medical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, filed with the Commission on October 2, 2000.

      (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000, filed with the Commission on February 6, 2001.

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB/A-2, filed with the Commission on November 3, 1998.

           All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing such documents.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    Description of Securities.

      Not applicable.

5.    Interests of Named Experts and Counsel.

      Not applicable.


6.    Indemnification of Directors and Officers.

      Section 78.7502 of the Nevada General Corporation Law ("NGCL") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with the threatened, pending or completed actions, suits or proceedings (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

      Our articles of incorporation contain certain provisions permitted under the NGCL relating to the liability of directors, officers and employees. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of a fiduciary duty, except in connection with acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Nevada corporate law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws.

      The articles of incorporation and our by-laws also contain provisions indemnifying our directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent not prohibited by Nevada law. The Company has also entered into indemnification agreements with each of its directors and officers. The Company is empowered under its Bylaws to purchase insurance on behalf of any person it is required or permitted to indemnify.

      There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

7.    Exemption from Registration Claimed.

      Not applicable.

8.    Exhibits

     4.1   Employee Stock Purchase Plan. 1/
                                         -

     4.2   Stock Compensation Plan.

     4.3   1999 Incentive Stock Plan. 1/
                                      -

     5.1   Opinion and Consent of Davis, Graham & Stubbs LLP.

    23.1   Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1).

    23.2   Consent of KPMG LLP.

    24.1   Power of Attorney (included in signature page).


--------
1/ Filed previously as an Exhibit to the Company's Proxy Statement on Form 14A, as filed with the Commission on October 28, 1999, and incorporated herein by reference.


9.    Undertakings

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on the 15th day of February, 2001.

                                 CORGENIX MEDICAL CORPORATION


                                 By: s/ Luis R. Lopez, M.D.
                                     ------------------------------
                                    Dr. Luis R. Lopez
                                    Chairman  of the Board and Chief  Executive
                                    Officer

                          POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luis R. Lopez and Douglass T. Simpson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

-------------------------------------------------------------------------

Signatures                 Title                 Date
-------------------------------------------------------------------------
-------------------------------------------------------------------------



S/ Luis R. Lopez, M.D      Chairman of the       February 15, 2001
-----------------------
Luis R. Lopez, M.D.        Board, Chief
                           Executive Officer
                           and Director
                           (principal executive
                           officer)
-------------------------------------------------------------------------
-------------------------------------------------------------------------


S/ Douglass T. Simpson     President (principal  February 15, 2001
-----------------------
Douglass T. Simpson        financial and
                           accounting officer)
                           and Director
-------------------------------------------------------------------------
-------------------------------------------------------------------------



S/ Brian E. Johnson        Director              February 15, 2001
-----------------------
Brian E. Johnson
-------------------------------------------------------------------------
-------------------------------------------------------------------------



-------------------------------------------------------------------------

                                  EXHIBIT INDEX

Exhibit
  No.      Description

4.2        Stock Compensation Plan.

5.1        Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1       Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1).

23.2       Consent of KPMG Peat Marwick LLP.

24.1       Power of Attorney (included in signature page).